UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2007

STRATIVATION, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

10900 Wilshire Boulevard, Suite 500,
Los Angeles, California 90024
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 208-1182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement

As reported in the current report on Form 8-K of Strativation, Inc., a Delaware corporation (the “Registrant”) filed on January 22, 2007, which is incorporated herein by reference, the Registrant entered into an Agreement and Plan of Merger (“Merger Agreement”) with CNS Merger Corporation, a California corporation and wholly-owned subsidiary of the Registrant (“MergerCo”), and CNS Response, Inc., a California corporation (“CNSR”), effective January 16, 2007.

Pursuant to the Merger Agreement, the Registrant’s obligation to complete the transactions contemplated therein is contingent upon the completion of a private placement of investment units consisting of common stock and warrants (“Investment Units”) that would result in approximately $10 million in gross proceeds to the Registrant (the “Offering”). Additionally, the Merger Agreement provides that either the Registrant or CNSR may terminate the Merger Agreement if the merger of MergerCo into CNSR is not completed by February 28, 2007 (“Expiration Date”).

On February 23, 2007, the Registrant, MergerCo and CNSR agreed to amend the Merger Agreement (the “Amendment”) to decrease the number of Investment Units necessary for the completion of the Offering and the offering price thereof, thereby reducing the minimum proceeds of the offering to $7,005,000. Additionally, the Amendment extends the Expiration Date of the Merger Agreement from February 28, 2007 to March 15, 2007.

The respective boards of directors of the Registrant, MergerCo, and CNSR have each approved the Amendment and the terms thereof.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document

10.1	Amendment No. 1 to Agreement and Plan of Merger, dated February 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007	STRATIVATION, INC.

By: /s/ Silas Phillips
Silas Phillips
Chief Executive Officer